UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the "Act")

July 27, 2010
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 625 – 4 Avenue S.W.
Calgary, Alberta, Canada    T2P 0K2
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Section 5. Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
Our Board of Directors approved on July 27, 2010, a restructuring of the executive officer positions within our company with an effective date of August 17, 2010.  It accepted the resignation as of that date of Mr. Jean Paul Roy from his position as President and CEO.  Mr. Roy will provide technical and operations consulting services to us pursuant to an agreement to be entered into.  He will remain a Director of our Company.

Also effective August 17, 2010, Mr. Allan J. Kent will assume new responsibilities as Vice President of Finance, a change from his current titles of Executive Vice President and CFO for our Company pursuant to an agreement to be entered into.  Mr. Kent will not stand for re-election to the Board of Directors at our Annual Meeting on September 15, 2010.

(c)	In furtherance to the restructuring, our Board of Directors on July 27, 2010 elected Mr. Paul B. Miller as President and CEO effective August 17, 2010.

Mr. Miller has been employed by our company since March 1, 2010 as an Executive Officer.   He is a professional engineer licensed in Ontario and Alberta.  He has a depth of experience working in the oil and gas industry all over the world.  Originally from the East Coast of Canada, Mr. Miller has lived and worked throughout Canada having started his career in Alberta in 1997 working for Talisman Energy from 1997 to 2000 before moving on to Matrikon Inc., a global engineering consulting company, where he was employed in various management capacities from 2000 to 2010.  During his ten year tenure with Matrikon, he headed up business units in Australia, Eastern North America, and the Middle East prior to returning to Alberta.  Mr. Miller holds a Bachelor of Science degree in Chemical Engineering from the University of Alberta and in 2009 graduated from the Kellogg-Schulich Executive MBA program.

Mr. Miller will enter into an employment agreement with us pursuant to an agreement currently being negotiated.

Concurrently with the election of Mr. Miller, the Board of Directors elected Mr. Sunil Karkera as Chief Financial Officer effective August 17, 2010.

Mr. Karkera has been employed by our company since November 16, 2009 as Corporate Controller.   He is a Chartered Accountant from Canada and India and a Certified Public Accountant (Colorado) from USA with over 19 years of global experience with international accounting, advisory and consulting firms and with multi industry business groups, including the oil and gas industry.  Mr. Karkera moved to Canada from India in 2005 and worked with Ernst & Young LLP, an international accounting firm from February 2005 until he joined GeoGlobal in 2009.  Prior thereto, Mr. Karkera worked with Pannell Kerr Forster, an international accounting firm, in Dubai, UAE from November 2000 to November 2004.  Mr. Karkera worked with RMS & Co (now PricewaterhouseCoopers), in Mumbai, India from April 1996 to October 2000.   Mr. Karkera started his career in the accounting field with a variety of positions with growth-orientated companies active in India.

Mr. Karkera currently has an employment agreement with us as Corporate Controller but will enter into an amended employment agreement pursuant to his position changing on August 17, 2010.

Neither Mr. Miller nor Mr. Karkera have served on the Board of Directors of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 2, 2010

GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Allan J. Kent
Allan J. Kent
Executive VP & CFO